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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               DECEMBER 15, 2000
                 Date of Report (Date of earliest event reported)


                          SABRE HOLDINGS CORPORATION
              (Exact name of registrant as specified in its charter)


           DELAWARE                    1-12175                75-2662240
       (State or other           (Commission File No.)       (IRS Employer
jurisdiction of incorporation)                             Identification No.)


                                4255 AMON CARTER BLVD.
                                FORT WORTH, TEXAS 76155
                (Address of principal executive offices) (Zip Code)


          Registrant's telephone number, including area code: (817) 963-6400


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ITEM 5.   OTHER EVENTS.


NEW BOOKING FEE STRUCTURE

     Sabre has announced new booking fee pricing for airline customers that use the Sabre Computer Reservation System (CRS). As part of the new pricing structure, effective February 1, 2001, Sabre is giving a 1% credit to be used in the new Traveller Fund, which grants airlines access to many of Sabre's leading tools. For airlines utilizing the Traveller Fund, the effective average booking fee increase will be approximately 7.7% per booking. The booking fee increase is in response to growing costs and the need to remain price competitive, with rates varying by participation level and regions. Unless otherwise indicated, references in this report to "the Company" or "Sabre" include Sabre Holdings Corporation and its consolidated subsidiaries.

     As a part of the 2001 pricing initiative, the Company is introducing the Traveller Fund which allows airlines to apply approximately 1% of the booking fee towards the use of many of the Company's new product offerings, including Sabre Virtually There, other one-to-one marketing tools, content, and web related products and services. The Traveller Fund offers a broad suite of capabilities to help leading edge airlines communicate directly with their premium customers.

     The price change for 2001 is in response to growing costs of supporting the travel agency channel and on-line travel distribution outlets and continued investments in new products and services that benefit the consumer and allow airlines to better market their products through the travel agent.

     Sabre's CRS competitors have led the market with increases higher than historical averages. Sabre's price is intended to keep Sabre's booking fee price points competitive in each regional marketplace.

     With over 40,000 points of sale and 144,000 CRTs in 112 countries, Sabre is confident that this extensive sales reach, coupled with its innovative products and services, can continue to help distribute airline inventory through the Sabre CRS more efficiently and effectively than ever before.

     ** Over $50 billion of air travel is booked through the Sabre CRS annually ** Booking fees still represent just a small percentage, approximately
         2.5%, of the total ticket value

     Sabre continues to be the leader in offering strategic new products and services through its global distribution system. The Company plans to use a portion of the revenue from booking fees to continue to develop and improve products and services for our airline customers, travel agencies, and consumers.

OUTLOOK FOR FOURTH QUARTER

     Sabre's outlook for the fourth quarter remains in line with the Company's most recent forecasts.

     Sabre anticipates fourth quarter 2000 revenue in the Travel Marketing and Distribution business to be up year over year in the 18 to 21% range, driven by continued bookings growth, growth within our emerging businesses and revenue growth for the Travelocity.com and GetThere businesses. For the Outsourcing and Software Solutions business, the Company anticipates fourth quarter 2000 revenue

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growth in the low single digits.  Thus, revenue growth for Sabre overall is expected to be in the 12 to 15% range for the fourth quarter.

     Sabre estimates that EPS for the fourth quarter - including the impact of the GetThere acquisition - will be in the $0.21 to $0.25 range.

OUTLOOK FOR 2001

     Sabre's outlook for 2001 remains in line with the Company's most recent revenue and earnings forecasts.

     Revenue growth for the Travel Marketing and Distribution side of the business is anticipated to be in the 15 to 17% range for 2001. The price increase, which is somewhat higher than the Company's earlier projections, provides additional support for these strong growth rate projections.

     Sabre is reiterating its revenue forecasts on the Outsourcing and Software Solutions side of the business and is projecting 2001 OSS revenues to be flat or only slightly higher than 2000 revenues.

     On the cost side, the Company anticipates continued pressure in customer incentives and other costs.

     Given the above, the Company does not anticipate a change from its most recent 2001 EPS forecast - which we expect to show year over year growth in the mid to upper teens - from 2000's base earnings.

     Please note that the above 2001 EPS forecast excludes certain special items anticipated in 2001, including US Airways options amortization and goodwill associated with the acquisitions in 2000 of Preview Travel, Gradient Solutions, Dillon Communications and GetThere.com.

CAUTIONARY STATEMENT

     Statements in this report which are not purely historical facts, including statements regarding the Company's anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

     Risks associated with the Company's forward-looking statements in this report include, but are not limited to: risks related to the Company's relationships with American and US Airways and their

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affiliates, including risks that they may terminate any of the agreements with the Company, or fail or otherwise become unable to fulfill their principal obligations thereunder, or determine not to renew certain of the agreements; risks associated with the spin-off by AMR of its equity interest in the Company including potential liability for income taxes; risks related to the $675 million dividend paid in February 2000, including the increased debt service for indebtedness incurred to effect that dividend; risks associated with competition, and technological innovation by competitors, which could require the Company to reduce prices, to change billing practices, to increase spending or marketing or product development or otherwise to take actions that might adversely affect its operations or earnings; risks related to the Company's technology; risks associated with online commerce and doing business through an Internet Web site, such as security issues, liability for site content, and uncertain protection of intellectual property; risks relating to the Company's investment in technology, including the ability of the Company to timely develop and achieve market acceptance of new products; risks associated with industry consolidation, including strategic alliances, in the computer reservations system industry; risks related to seasonality of the travel industry and booking revenues; risks of the Company's sensitivity to general economic conditions and events that affect airline travel and the airlines, hotel operators and car rental companies that participate in the Sabre system, including the increased price of fuel; risks of a natural disaster, computer terrorism or other calamity that may cause significant damage to the Company's data center facilities and enterprise information systems; risks of interruption or deterioration of third party services on which the Company relies to provide its services; risks of deterioration or obsolescence of the Company's current systems and infrastructures; risks associated with the Company's international operations, such as currency fluctuations, governmental approvals, tariffs and trade barriers, and political instability; risks of new or different legal and regulatory requirements; and risks associated with the Company's growth strategy, including investments in emerging markets and the ability to successfully conclude and execute alliances.

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SABRE HOLDINGS CORPORATION


                                       By:  /s/ James F. Brashear
                                       Name:    James F. Brashear
                                       Title:   Corporate Secretary

Date: December 15, 2000